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                                                                   EXHIBIT 3.15

                       CERTIFICATE OF LIMITED PARTNERSHIP
                                       OF
                            RENT-A-CENTER TEXAS, L.P.

         The undersigned as general partner (the "GENERAL PARTNER") of Rent-A-Center Texas, L.P. (the "LIMITED PARTNERSHIP"), desiring to form a limited partnership pursuant to the Texas Revised Limited Partnership Act (the "TRLPA"), as set forth in the Revised Civil Statutes of the State of Texas, hereby certifies and states as follows:

         1.       The name of the Limited Partnership is Rent-A-Center Texas,
L.P.

         2. The address of the registered office of the Limited Partnership for service of process is 350 N. St. Paul Street, Dallas, Texas 75201, and the name of the registered agent at such address is CT Corporation System.

         3. The address of the principal office in the United States of the Limited Partnership where records are to be kept or made available under
Section 1.07 of the TRLPA is 5700 Tennyson Parkway, Third Floor, Plano, Texas 75024.

         4. The name and address of the General Partner is Rent-A-Center, Inc., 5700 Tennyson Parkway, Third Floor, Plano, Texas 75024.

         IN WITNESS WHEREOF, the undersigned has executed this Certificate as of the 25th day of November, 2002.

                                          GENERAL PARTNER:

                                          RENT-A-CENTER, INC.

                                          By: /s/ MARK E. SPEESE
                                              ----------------------------------
                                              Mark E. Speese
                                              Chairman of the Board and
                                              Chief Executive Officer
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                              RENT-A-CENTER, INC.
                               LETTER OF CONSENT

Texas Secretary of State
1019 Brazos
Austin, Texas 78701

Ladies and Gentlemen:

     Pursuant to Section 1.03B(3) of the Texas Revised Limited Partnership Act, the undersigned consents to use of the name "Rent-A-Center Texas, L.P." in the State of Texas.

Dated: November 25, 2002           Very truly yours,

                                   RENT-A-CENTER, INC.

                                   By: /s/ MARK E. SPEESE
                                       -----------------------------------------
                                       Mark E. Speese, Chairman of the Board and
                                       Chief Executive Officer